Exhibit 3: Segment Information - Fourth Quarter 2006

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	69,216	63,018	20,171	15,370	45,640	41,394	17,509	17,662	9,345	9,253	2,763	2,826
Other products	908	785	406	135	211	176	904	745	104	100	0	0
Total	70,124	63,803	20,577	15,505	45,851	41,570	18,413	18,407	9,448	9,353	2,763	2,826
% change	9.9%		32.7%		10.3%		0.0%		1.0%		-2.2%

Cost of sales	(24,618)	(20,537)	(9,637)	(5,555)	(20,844)	(18,587)	(12,462)	(13,670)	(5,323)	(5,704)	(1,776)	(1,389)
% of sales	35.1%	32.2%	46.8%	35.8%	45.5%	44.7%	67.7%	74.3%	56.3%	61.0%	64.3%	49.1%

SG&A	(22,300)	(23,385)	(8,300)	(7,714)	(20,085)	(18,569)	(6,106)	(6,615)	(3,607)	(3,041)	(487)	(357)
% of sales	31.8%	36.7%	40.3%	49.8%	43.8%	44.7%	33.2%	35.9%	38.2%	32.5%	17.6%	12.6%

Operating profit	23,206	19,881	2,640	2,235	4,922	4,415	(154)	(1,878)	518	609	500	1,080
% change	16.7%		18.1%		11.5%		91.8%		-14.9%		-53.7%
% of sales	33.1%	31.2%	12.8%	14.4%	10.7%	10.6%	-0.8%	-10.2%	5.5%	6.5%	18.1%	38.2%

Depreciation	4,699	4,959	1,443	1,113	2,351	2,580	1,337	1,137	325	228	306	267
Amortization	3	11	38	34	0	8	93	95	6	2	0	1
EBITDA	27,908	24,850	4,121	3,383	7,273	7,003	1,276	(646)	850	839	806	1,348
% change	12.3%		21.8%		3.9%		NM		1.3%		-40.2%
% of sales	39.8%	38.9%	20.0%	21.8%	15.9%	16.8%	6.9%	-3.5%	9.0%	9.0%	29.2%	47.7%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	1,497,132	1,386,956	845,602	760,583	1,551,884	1,425,359	212,367	220,665	57,434	57,908
% change	7.9%		11.2%		8.9%		-3.8%		-0.8%

					Soft Drinks		Chile - Domestic
					1,029,900	947,284	112,815	130,061
					8.7%		-13.3%
					Nectars		Chile - Bottled Exports
					159,061	125,272	89,399	83,702
					27.0%		6.8%
					Mineral Water
					362,923	352,804	Argentina
					2.9%		10,153	6,902
							47.1%

* Volumes include exports of 59,709 HL (16,934 HL to Chile) and 26,921 HL (15,705 HL to Chile) in Q4'06 and Q4'05, respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 27.3 million and 25.1 million in Q4'06 and Q4'05, respectively.
*** Volumes do not include bulk volumes of 22,798 HL (15,606 HL from Chile exports and 7,191 HL from Argentina) and 14,006 HL (11,606 HL from Chile exports and 2,400 HL from Argentina) in Q4'06 and Q4'05, respectively.
						Total		Total
Price (Ch$ / HL)	46,232	45,436	23,854	20,208	29,409	29,041	82,449	80,040	162,701	159,790
% change (real)	1.8%		18.0%		1.3%		3.0%		1.8%

					Soft Drinks		Chile - Domestic
					28,748	28,320	53,934	61,592
					1.5%		-12.4%
					Nectars		Chile - Bottled Exports
					41,817	42,425	116,544	109,231
					-1.4%		6.7%
					Mineral Water
					25,850	26,225	Argentina
					-1.4%		99,082	73,674
							34.5%